EXHIBIT 2
                           [Daleen Technologies Logo]

                              STOCK INCENTIVE PLAN
                         Stock Option Grant Certificate

DALEEN TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby grants to the optionee named below ("Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company (the
"Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on the reverse side of this Stock Option Grant Certificate and the DALEEN TECHNOLOGIES, INC., STOCK INCENTIVE PLAN (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.



In witness whereof, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.


DALEEN TECHNOLOGIES, INC.


By: ____________________________________
              James Daleen

Title:  Chairman and CEO

Date of Grant:  (GrantDate)

Type of Stock Option:  (type)


Shares Subject to Option:        (opts)


Exercise Price Per Share ($):    (Price)


Term of Option:                 10 years


This Option shall vest according to the schedule set forth in Section 11 on the reverse of this Stock Option Grant Certificate.


-----------------------------------
  (FirstName)       (LastName)


Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

     1. Exercise  Period of Option.  Subject to the terms and conditions of this
        --------------------------
Option and the Plan, and unless otherwise modified by a written modification signed by the Company and Optionee, this Option may be exercised with respect to the Shares after Options have vested only according to the vesting schedule described in Section 11 below, but in no event after the date which is the last day of the Term set forth on the face hereof following the date of grant ("Expiration Date").

     2.  Restrictions  on  Exercise.  This  Option  may not be exercised  unless
         --------------------------
such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

     3.  Termination of Option. Except as provided below in this  Section,  this
         ---------------------
Option may not be exercised after the date which is thirty (30) days after Optionee ceases to perform services for the Company, or any Parent or Subsidiary. Optionee shall be considered to perform services for the Company, or any Parent or Subsidiary, for all purposes under this Section and Section 11 hereof, if Optionee is an officer or full-time employee of the Company, or any Parent or Subsidiary, or if the Board determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company, or any Parent or Subsidiary. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company, or any Parent or Subsidiary, and the effective date on which such services cease (the "Termination Date").

        (a)  Termination  Generally.  If Optionee ceases to perform services for
             ----------------------
the Company, or any Parent or Subsidiary, for any reason, except death or disability (within the meaning of Code Section 22(e)(3)), this Option shall be forfeited, along with any and all rights or subsequent rights attached thereto, ninety (90) days following the Termination Date, but in no event later than the Expiration Date.

        (b) Death or Disability. If Optionee ceases to perform services for  the
            -------------------
Company, or any Parent or Subsidiary, as a result of the death or disability of Optionee (as determined by the Board in its sole discretion), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or, in the event of Optionee's death, by Optionee's legal representative) within one (1) year after the Termination Date, but in no event later than the Expiration Date.

        (c)  No  Right  to  Employment.  Nothing  in  the  Plan or  this   Stock
             -------------------------
Option Grant Certificate shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee's employment or other relationship at any time, with or without cause.

     4.  Manner of Exercise.
         ------------------

         (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed Exercise and Shareholder Agreement ("Exercise Agreement") in the form of the Exercise Agreement delivered to Optionee, if applicable, or in such other form as may be approved by the Company, which shall set forth Optionee's election to exercise this Option with respect to some or all of the Shares, the number of Shares being purchased, any restrictions imposed on the Shares, and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

        (b) Exercise Price.  Such notice shall be  accompanied   by full payment
            --------------
of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in U.S. dollars in cash (by check) or, where permitted by law and approved by the Board or Committee in its sole discretion: (i) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144, and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares), or were obtained by Optionee in the open public market, having a Fair Market Value equal to the Exercise Price of the Shares being purchased; (ii) by cashless exercise through a brokerage transaction following registration of the Shares under the Securities Exchange Act of 1934; (iii) by instructing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option having a Fair Market Value equal to the exercise price of the Shares being purchased (including the withheld Shares); (iv) by promissory note in a form acceptable to the Company; or (v) a combination of the foregoing.

        (c) Withholding Taxes. Prior to the issuance of Shares upon  exercise of
            -----------------
this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Where approved by the Board, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

        (d) Issuance of Shares.  Provided that such  notice and  payment  are in
            ------------------
form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

     5.  Notice of Disqualifying  Disposition of ISO Shares.  If this Option  is
         --------------------------------------------------
an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of: (a) the date two (2) years after the Date of Grant, or (b) the date one (1) year after exercise of the ISO, with respect to the Shares to be sold or disposed, Optionee shall immediately notify the Company in writing of such sale or disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash or out of the current wages or earnings payable to Optionee.

     6.  Restricted  Transferability of Option and Option Shares.  Options   may
         -------------------------------------------------------
not be transferred in any manner, other than by will or by the laws of descent and distribution (subject to Section 3(b)) or with the prior written consent of the Board, and may be exercised during Optionee's lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee. The transferability of any stock acquired by Optionee pursuant to the exercise of this Option shall be restricted in accordance with the Securities Act of 1933, as amended, and other applicable securities laws and regulations and by the terms of the Exercise Agreement or other agreement in effect and binding upon Optionee.

     7.  Rights as a Shareholder.  Neither    Optionee   nor   any     executor,
         -----------------------
administrator, distributee or legatee of Optionee's estate shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares of stock issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of Optionee (or of such personal representative, administrator, distributee or legatee of Optionee's estate) has been entered as the stockholder of record on the books of the Company.

     8.  Tax  Consequences.  OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF
         -----------------
THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR AND OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING OF THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE.


     9.  Interpretation. Any dispute  regarding the interpretation of this Stock
         --------------
Option Grant Certificate shall be submitted by Optionee or the Company to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.

     10. Entire Agreement.  The Plan and the Exercise Agreement are incorporated
         ----------------
herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Grant Certificate, the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior undertakings and agreements with respect to the subject matter hereof.

     11. Vesting of Options.  Subject to the terms of the Plan, this  Option and
         ------------------
the  Exercise  Agreement,  Option  Shares  shall  vest  only  during  Optionee's
Continuous Service with the Company as follows: one-fourth (1/4) of the total Option Shares hereunder shall vest one (1) year following the date of grant of this Option. Thereafter, the remaining Option Shares will vest ratably over the next thirty-six (36) months, all on a monthly basis. "Continuous Service" means a period of continuous performance of services by Optionee following the date of grant for the Company, a Parent, or a Subsidiary, as determined by the Board. The Board, in its discretion, may authorize an alternative vesting schedule.